Exhibit 99.1

Investor Presentation December 7, 2009 NASDAQ: MBFI

1 When used in this presentation and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (10) our ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in the Chicago metropolitan area in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (15) changes in accounting principles, policies or guidelines; (16) our future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward Looking Statements

MB Financial assumes deposits and acquires assets of Benchmark Bank 2 Source: SNL Financial, company filings 1 Financial data as of September 30, 2009 2 Except for certain brokered deposits totaling approximately $4.0 million 3 Excludes brokered and out-of-state deposits Transaction overview Key transaction metrics On December 4, 2009, Benchmark Bank, Aurora, Illinois, was closed; FDIC was appointed receiver MB Financial (MBFI) assumed all of the deposits2 of Benchmark Bank (approximately $179mm) at no premium and certain assets (approximately $182mm) at a discount of $34.2mm The FDIC will reimburse MBFI for 80% of charge-offs up to $39.0mm and 95% over $39.0mm on assets subject to loss share of approximately $137mm Maximum exposure to MBFI of $12.7mm (assuming all loans default are charged) is significantly less than the asset discount of $34.2mm 54% of local deposits are low cost (DDA, Savings, MMDA or NOW), with an average age of 8 years and weighted average cost of 0.31% 90-day option to purchase the Bank’s owned premises and equipment or assume leases Immediately accretive to MBFI Capital creating (subject to review, but pre-tax gain estimated to be $18mm) Composition of local deposits1,3 At announcement¹ ($mm) Assets acquired $182 Loans acquired (prior to discount) 128 OREO acquired 9 Asset (discount) (34) Total deposits acquired 179 Local deposits acquired1,3 95 Estimated pre-tax gain 18 DDA, 20% NOW, 16% Savings, 9% MMDA, 9% CDs, 46%